EXHIBIT 10.21

                FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

           This First Amendment to Executive Employment Agreement is made effective as of the 1st day of February, 2000 among FIRST PROFESSIONAL BANK, N.A. (the "Bank") and PROFESSIONAL BANCORP, INC. ("PBI") (PBI and the Bank being collectively referred to herein as "Employer") and Gene Gaines (Executive").

                                    RECITALS

           WHEREAS, the Bank and Executive entered into an Employment Agreement dated effective as of the 21st day of October, 1999 (the "Employment Agreement"); and

           WHEREAS, PBI now desires to also employ Executive, and PBI, the Bank and Executive desire to amend the Employment Agreement in certain respects.

           NOW, THEREFORE, in consideration of the foregoing promises and the terms covenants and conditions that are set forth herein, the parties hereto agree as follows:

1. SECTION 3. The first sentence of Section 3 of the Employment Agreement is hereby amended to read as follows:

                     "Effective as of the date hereof, Executive shall serve as the Chairman of the Board and Chief Executive Officer of both PBI and the Bank and shall perform the duties and the responsibilities set forth in Exhibit A attached hereto and incorporated herein by reference and shall have the authority and perform such other duties, services and responsibilities incident in such positions as are customary of the Chairman of the Board and Chief Executive Officer of a bank and a bank holding company, and such other reasonable duties and responsibilities that are determined from time to time by the Boards of Directors of the Bank and PBI (collectively, the "Board")."

2. SECTION 4(A). The first sentence of Section 4(a) of the Employment Agreement is hereby amended to read as follows:

                     "Effective February 1, 2000, Executive shall receive an annual base salary of Two Hundred Thousand Dollars ($200,000) during the remainder of the Term (the "Annual Base Salary"), payable in equally, bi-weekly installments."

3. SECTION 4(C). Section 4(c) is hereby amended and restated in its entirety to read as follows:

                     "(c) STOCK OPTIONS. Effective February 1, 2000, the options to purchase 30,000 shares of PBI's common stock granted to Executive on November 1, 1999 are cancelled. In consideration of Executive agreeing to enter into this First Amendment to Executive Employment



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           Agreement, PBI shall grant to Executive, effective February 1, 2000, stock options to purchase 100,000 shares of PBI. Of these options, as many thereof as possible shall be incentive stock options (as permitted by the applicable plan), and the remainder shall be non-qualified options. The options shall vest as follows: (i) options to purchase 50,000 shares shall vest immediately on the effective date hereof, (ii) options to purchase 25,000 shares shall vest on February 1, 2001, and (iii) the remaining options to purchase 25,000 shares shall vest on February 1, 2002. The exercise price of the options shall be the average of the closing sales prices of the shares of PBI during the 30 day period immediately preceding February 1, 2000."

4. RATIFICATION. The remainder of the Employment Agreement is hereby ratified in all respects.

           IN WITNESS WHEREOF, this First Amendment has been executed by Executive and by duly authorized officers of the Bank and PBI effective as of the date first written above.

/s/ Gene Gaines
___________________________________          FIRST PROFESSIONAL BANK, N.A.
Gene Gaines, Executive
                                             By:  /s/ Terry Hartshorn
                                             Title: Vice Chairman

                                             PROFESSIONAL BANCORP, INC.

                                             By: /s/ Terry Hartshorn
                                             Title:Vice Chairman